UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [   ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-12

INGEVITY CORPORATION

(Name of Registrant as Specified In Its Charter)

VISION ONE FUND, LP

Vision One Management Partners, LP

Vision One Fund Partners, LP

Vision One Onshore Fund, LP

Vision One Offshore Fund, LP

Vision One Management Partners Holdings, LP

Vision One Management Partners GP, LLC

Julio C. Acero

F. David Segal

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On March 30, 2025, Vision One Fund, LP and its affiliates (collectively, “Vision One”) entered into a cooperation agreement (the “Cooperation Agreement”) with Ingevity Corporation (the “Company”). Pursuant to the terms of the Cooperation Agreement, Vision One has agreed to withdraw its slate of director nominees with respect to the Company’s 2025 Annual Meeting (the “Annual Meeting”) and vote in favor of the Company’s nominees at the Annual Meeting. The Cooperation Agreement provides, among other things, that F. David Segal will be appointed to the Company’s board of directors within one day following the Annual Meeting and that Mr. Segal will also be appointed as a member of the Company’s Audit Committee. A copy of the Cooperation Agreement has been filed by the Company with the Securities and Exchange Commission.